CONSENT OF INDEPENDENT AUDITORS



The Trustees and Shareholders
Keystone Growth and Income Fund (S-1)


We consent to the use of our report dated September 26, 1997 incorporated by reference herein and to the reference to our firm under the caption "Financial Highlights" in the prospectus.


                                        /s/ KPMG Peat Marwick LLp

                                        KPMG Peat Marwick LLP


Boston, Massachusetts
December 23, 1997